As filed with the Securities and Exchange Commission on October 31, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOVO NORDISK A/S

(Exact name of Registrant as specified in its charter)

The Kingdom of Denmark	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Novo Allé

DK-2800 Bagsvaerd

Denmark

(Address of Principal Executive Offices)

Novo Nordisk Inc. 401(k) Savings Plan

Novo Nordisk Puerto Rico 401(k) Savings Plan

(Full title of the plans)

Douglas J. Langa

Executive Vice President, North American Operations and President

Novo Nordisk Inc.

800 Scudders Mill Road

Plainsboro, New Jersey 08536

(Name and address of agent for service)

(609) 987-5800

(Telephone number, including area code, of agent for service)

Copy to:

Amy I. Pandit, Esq.

Morgan, Lewis & Bockius LLP

One Oxford Centre, Thirty-Second Floor

301 Grant Street

Pittsburgh, Pennsylvania 15219

Tel. No.: (412) 560-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)(3)	Proposed maximum offering price per share(4)	Proposed maximum aggregate offering price(4)	Amount of registration fee(4)
B shares, nominal value DKK 0.20 per share	10,000,000	$50.14	$501,400,000.00	$62,424.30

(1)	The B shares may be represented by American Depository Shares, or ADSs, of the Registrant, which are evidenced by American Depositary Receipts, or ADRs. The ADSs have been registered under a separate registration statement filed by the Registrant with the Securities and Exchange Commission on Form F-6 on December 10, 2013 and amended on March 2, 2017 (File No. 333-192740). Each ADS and ADR represents one B share. The Registrant’s ADRs are listed on the New York Stock Exchange under the symbol “NVO.”
(2)	The number of B shares relating to the respective Plans and offered hereunder has been allocated as follows: Novo Nordisk Inc. 401(k) Savings Plan – 9,500,000 and Novo Nordisk Puerto Rico 401(k) Savings Plan – 500,000.
(3)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers an indeterminate number of plan interests to be offered or sold pursuant to the Novo Nordisk Inc. 401(k) Savings Plan and the Novo Nordisk Puerto Rico 401(k) Savings Plan. In addition, pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low sales prices of the Registrant’s ADRs as reported by the New York Stock Exchange on October 24, 2017.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Novo Nordisk A/S (the “Company” or the “Registrant”), to register the offer and sale of an aggregate of 10,000,000 B shares under the Novo Nordisk Inc. 401(k) Savings Plan (the “U.S. 401(k) Plan”) and the Novo Nordisk Puerto Rico 401(k) Savings Plan (the “Puerto Rico 401(k) Plan” and together with the U.S. 401(k) Plan, the “Plans”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the participants as specified by Rule 428(b)(1) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with or furnished to the Securities and Exchange Commission (the “Commission”) by the Registrant, the U.S. 401(k) Plan, and the Puerto Rico 401(k) Plan are incorporated by reference into this Registration Statement:

(a)    The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2016;

(b)    The U.S. 401(k) Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2016;

(c)    The Puerto Rico 401(k) Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2016;

(d)    The Registrant’s Reports of Foreign Private Issuer on Form 6-K, furnished to the Commission on the following dates: January 6, 2017, January 9, 2017, January 10, 2017, January 17, 2017, January 23, 2017 February 2, 2017, February 3, 2017, February 7, 2017, February 8, 2017, February 9, 2017, February 15, 2017 (two Forms 6-K), February 24, 2017, February 27, 2017 (two Forms 6-K), February 28, 2017, March 2, 2017, March 13, 2017, March 20, 2017, March 24, 2017 (three Forms 6-K), March 28, 2017, March 30, 2017, April 3, 2017 (two Forms 6-K), April 4, 2017 (two Forms 6-K), April 10, 2017, April 24, 2017, April 25, 2017 (two Forms 6-K), April 28, 2017, May 2, 2017, May 5, 2017, May 9, 2017 (two Forms 6-K), May 16, 2017, May 17, 2017, May 24, 2017, May 30, 2017, June 1, 2017, June 6, 2017 (two Forms 6-K), June 14, 2017 (two Forms 6-K), June 16, 2017, June 19, 2017, June 21, 2017, June 23, 2017, June 26, 2017, June 28, 2017 (two Forms 6-K), July 3, 2017 (two Forms 6-K), July 11, 2017, July 17, 2017, July 24, 2016, July 28, 2017, August 2, 2017, August 8, 2017, August 10, 2017 (two Forms 6-K), August 14, 2017 (two Forms 6-K), August 15, 2017, August 18, 2017, August 22, 2017, August 28, 2017 (two Forms 6-K), September 5, 2017, September 11, 2017, September 19, 2017, September 26, 2017, September 29, 2017 (two Forms 6-K), October 2, 2017, October 4, 2017, October 10, 2017, October 16, 2017 (two Forms 6-K), October 19, 2017, October 23, 2017, and October 31, 2017; and

(e)    The description of the Registrant’s B Shares, nominal value DKK 0.20 per share, set forth in the Registrant’s Registration Statement on Form F-3 (File No. 333-40687) filed with the Commission on May 21, 1991 and as amended on the Registrant’s Registration Statement on Form F-3 (File No. 333-40687) filed with the Commission on May 31, 1991, and the description of the Registrant’s ADSs, evidenced by ADRs, contained in Exhibit 99(a)(2) to the Registrant’s Registration Statement on Form F-6 filed with the Commission on December 10, 2013 and amended on March 2, 2017 (File No. 333-192740), including, in each case, any amendments or reports filed for the purpose of updating such descriptions.

All reports and other documents that the Registrant, the U.S. 401(k) Savings Plan and the Puerto Rico 401(k) Plan file with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all Reports of Foreign Private Issuer on Form 6-K furnished to the Commission, in each case, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date that the Registrant, the U.S. 401(k) Savings Plan or the Puerto Rico 401(k) Plan files or furnishes such report or document.

Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be part of this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference or deemed to be part of this Registration Statement modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Experts

The consolidated financial statements of the Registrant as of December 31, 2016 and 2015, and for each of the three years in the period ended December 31, 2016, as well as management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated by reference herein in reliance upon the reports of PricewaterhouseCoopers, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

To the extent that PricewaterhouseCoopers audits and reports on consolidated financial statements of the Registrant and the effectiveness of the internal control over financial reporting at future dates, and consents to the use of its report thereon, such financial statements also will be incorporated by reference in the Registration Statement in reliance upon its report and said authority.

The financial statements of the U.S. 401(k) Plan as of December 31, 2016 and 2015, and for each of the years then ended, and of the supplemental schedules of the U.S. 401(k) Plan as of December 31, 2016 and for the year ended December 31, 2016 have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report that is incorporated by reference herein. Such financial statements and supplemental schedules have been incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant maintains an insurance policy that may, under certain circumstances, result in the indemnification of members of the Registrant’s board of directors and executive management against liabilities, which they may incur in such capacities.

Under Danish law, the shareholders in general meeting may grant a discharge to members of the Registrant’s board of directors and executive management from liability for any particular financial year based on a resolution relating to the financial statements, provided that the discharge may not be upheld in case of incorrect or incomplete information. Such discharge implies that the members of the Registrant’s board of directors and executive management are discharged from liability to the Registrant; however, the shareholders in general meeting cannot grant a discharge from any claims by individual shareholders or third parties.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	English translation of Articles of Association of the Registrant dated April 21, 2017 (incorporated by reference to the copy of the English translation of the Articles of Association of the Registrant included in the Registrant’s Report of Foreign Private Issuer on Form 6-K (File No. 333-82318) filed with the Commission on April 25, 2017).

4.2	Amended and Restated Deposit Agreement among Novo Nordisk A/S, JPMorgan Chase Bank, N.A., as depositary, and all holders from time to time of ADRs issued thereunder (incorporated by reference to Exhibit (a) of the Registrant’s Registration Statement on Form F-6 (File No. 333-168740) filed with the Commission on August 11, 2010).

4.3	Amendment No. 1 to the Amended and Restated Deposit Agreement among Novo Nordisk A/S, JPMorgan Chase Bank, N.A., as depositary, and all holders from time to time of ADRs issued thereunder (incorporated by reference to Exhibit (a)(2) of the Registrant’s Post-Effective Amendment to the Registration Statement on Form F-6 (File No. 333-168740) filed with the Commission on March 2, 2017).

5.1	No opinion of counsel is being filed, as the B shares to be offered and sold under the Plans described in this Registration Statement will not constitute original issuance shares, but will consist exclusively of (i) previously-issued shares that presently are held in treasury or (ii) shares that have been or will be purchased in open market transactions. Because no original issuance securities will be offered or sold pursuant to the plans described in this Registration Statement, no opinion of counsel regarding the legality of the securities being registered hereunder is required.

23.1*	Consent of PricewaterhouseCoopers.

23.2*	Consent of EisnerAmper LLP.

24.1*	Power of Attorney (included on signature page).

99.1*	Novo Nordisk Inc. 401(k) Savings Plan (Effective as of January 1, 2012)

99.2*	Amendment Number 1 to the Novo Nordisk Inc. 401(k) Savings Plan (Effective as of January 1, 2014)

99.3*	Amendment Number 2 to the Novo Nordisk Inc. 401(k) Savings Plan (Effective as of January 1, 2016)

99.4*	Amendment Number 3 to the Novo Nordisk Inc. 401(k) Savings Plan (Effective as of July 1, 2016)

99.5*	Amendment Number 4 to the Novo Nordisk Inc. 401(k) Savings Plan (Effective as of July 15, 2016)

99.6*	Amendment Number 5 to the Novo Nordisk Inc. 401(k) Savings Plan (Effective as of April 1, 2017)

99.7*	Amendment Number 6 to the Novo Nordisk Inc. 401(k) Savings Plan (Effective as of January 1, 2017)

99.8*	Novo Nordisk Puerto Rico 401(k) Plan (Effective January 1, 2011)

99.9*	Novo Nordisk Puerto Rico 401(k) Plan Adoption Agreement (Effective January 1, 2011)

99.10*	Amendment Number 1 to the Novo Nordisk Puerto Rico 401(k) Savings Plan (Effective April 1, 2017)

99.11*	Clarification to Amendment Number 5 to the Novo Nordisk Inc. 401(k) Savings Plan and Amendment Number 1 to the Novo Nordisk Puerto Rico 401(k) Plan (Effective October 11, 2017)

In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, the Registrant hereby undertakes that it will submit or has submitted the Novo Nordisk Inc. 401(k) Savings Plan and the Novo Nordisk Puerto Rico 401(k) Savings Plan, and any amendments thereto, to the United States Internal Revenue Service (the “IRS”) or the Puerto Rico Department of the Treasury (the “PRDT”), respectively, in a timely manner and has made or will make all changes required by the IRS or the PRDT, as applicable, in order to qualify such plans under the applicable provisions of the Internal Revenue Code of 1986, as amended, or the Puerto Rico Internal Revenue Code, as amended.

*	Filed herewith

Item 9.	Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bagsværd, Denmark, on October 31, 2017.

NOVO NORDISK A/S

By:	/s/ Lars Fruergaard Jørgensen
Lars Fruergaard Jørgensen
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Novo Nordisk A/S, a corporation organized under the laws of the Kingdom of Denmark, do hereby constitute and appoint Douglas J. Langa and Richard Bork, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in his or her name and on his or her behalf in his or her respective capacities as directors and officers and to execute any and all instruments for him or her and in his or her names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, and any rules, regulations and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for him or her in his or her names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lars Fruergaard Jørgensen Lars Fruergaard Jørgensen	President and Chief Executive Officer (Principal Executive Officer)	October 31, 2017

/s/ Jesper Brandgaard Jesper Brandgaard	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 31, 2017

/s/ Göran Ando Göran Ando	Chairman of the Board and Director	October 31, 2017

/s/ Jeppe Christiansen Jeppe Christiansen	Vice Chairman of the Board and Director	October 31, 2017

/s/ Brian Daniels Brian Daniels	Director	October 31, 2017

/s/ Sylvie Grégoire Sylvie Grégoire	Director	October 31, 2017

/s/ Liz Hewitt Liz Hewitt	Director	October 31, 2017

/s/ Liselotte Hyveled Liselotte Hyveled	Director	October 31, 2017

/s/ Kasim Kutay Kasim Kutay	Director	October 31, 2017

/s/ Anne Marie Kverneland Anne Marie Kverneland	Director	October 31, 2017

/s/ Helge Lund Helge Lund	Director	October 31, 2017

Søren Thuesen Pedersen	Director	October 31, 2017

/s/ Stig Strøbæk Stig Strøbæk	Director	October 31, 2017

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement solely in the capacity of the duly authorized representative in the United States of Novo Nordisk A/S, on October 31, 2017.

NOVO NORDISK INC.

By:	/s/ Douglas J. Langa
Name:	Douglas J. Langa
Title:	Executive Vice President, North American Operations and President, Novo Nordisk Inc.

SIGNATURE OF NOVO NORDISK INC. 401(K) SAVINGS PLAN

The Novo Nordisk Inc. 401(k) Savings Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Novo Nordisk Inc. 401(k) Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bagsværd, Denmark on October 31, 2017.

Novo Nordisk Inc. 401(k) Savings Plan

By:	/s/ Douglas J. Langa
Name:	Douglas J. Langa
Title:	Executive Vice President, North American Operations and President, Novo Nordisk Inc.

SIGNATURE PAGE OF NOVO NORDISK PUERTO RICO 401(K) SAVINGS PLAN

The Novo Nordisk Puerto Rico 401(k) Savings Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Novo Nordisk Puerto Rico 401(k) Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bagsværd, Denmark on October 31, 2017.

Novo Nordisk Puerto Rico 401(k) Savings Plan

By:	/s/ Douglas J. Langa
Name:	Douglas J. Langa
Title:	Executive Vice President, North American Operations and President, Novo Nordisk Inc.